Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements filed on Form S-8 (file number 33-23117, 33-37038, 33-42898, 33-71112, 33-86390, 33-63159, 333-84065, 333-92721, 333-43968, 333-68442, 333-129660) of Franklin Electronic Publishers, Incorporated of our report dated June 8, 2006 related to the consolidated financial statements of Franklin Electronic Publishers, Incorporated included in this Annual Report for the year ended March 31, 2006.

/s/ Radin, Glass & Co., LLP

Certified Public Accountants

June 27, 2006

New York, New York